Exhibit 10.5

CONTRACTORS AGREEMENT

between

GLOBAL GOLD CONSOLIDATED RESOURCES LIMITED

Ogier House, The Esplanade,

St Helier, Jersey, JE4 9WG

(Hereinafter referred to as “GGCRL”)

and

MEGO-GOLD LLC

2a Tamanian Street, Apt 2,

Yerevan, Republic of Armenia

(Hereinafter referred to as “Mego Gold”)

and

GETIK MINING COMPANY LLC

1/1 Zarobian Street,

Yerevan, Republic of Armenia

(Hereinafter referred to as “Getic Mining”)

and

Viking Investment Limited

Company Number: 1494660

Unit 1109, 11F, Dominion Centre

45-49 Queens Rd East

Wanchai, Hong Kong

(Hereinafter referred to as “Viking”)

and

CREO DESIGN (PROPRIETARY) LIMITED

(Reg. No 2001/002736/07)

(“Creo’)

TABLE OF CONTENTS

1.	PARTIES	3
2.	DEFINITIONS AND INTERPRETATION	3
3.	INTRODUCTION	5
4.	APPOINTMENT OF CREO AS CONT RACTOR	5
5.	DURATION OF AGREEMENT	6
6.	TERMINATION OF AGREEMENT	6
7.	PAYMENT TO CREO	7
8.	OBLIGATIONS OF GGCRL, MEGO-GOLD, GETIK MINING, VIKING	7
9.	PAYMENT TO CREO	7
10.	OBLIGATIONS OF CREO	8
11.	MANAGEMENT REPORTS	8
12.	GOOD FAITH	9
13.	RIGHT TO SUB-CONTRACT	9
14.	ASSIGNMENT	9
15.	CONFIDENTIALITY	9
16.	BREACH	10
17.	DOMICILIUM	10
18.	JURISDICTION AND GOVERNING LAW	11
19.	ARBITRATION	11
20.	SEVERABILITY	13
21.	GENERAL	13

APPENDICES

Appendix 1: Schedule of Fees and responsibilities

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1.	PARTIES

1.1.	Global Gold Consolidated Resources Limited, a company incorporated in St Helier, Jersey and whose registered office is at Ogier House, The Esplanade, St Helier, Jersey, JE4 9WG.

1.2.	Mego-Gold LLC, a company incorporated in the Republic of Armenia and whose registered office is at 2a Tamanian Street, Apt 2, Yerevan, Republic of Armenia.

1.3.	Getik Mining Company LLC, a company incorporated in the Republic of Armenia and whose registered office is at 1/1 Zarobian Street, Yerevan, Republic of Armenia.

1.4.	Viking Investment Limited, a company incorporated in the Hong Kong and whose registered office is at Unit 1109, 11F, Dominion Centre, 45-49 Queens Rd East, Wanchai, Hong Kong.

1.5.

Creo Design (Propriety) Limited (Registration No. 1999/05565/07), a company incorporated in the Republic of South Africa and whose registered office is at Unit 17, 9 on Quantum, Techno Park, Stellenbosch.

2.	DEFINITIONS AND INTERPRETATION

2.1	In this Agreement the following words and expressions shall have the following meanings unless otherwise required by the context in which they are used-

“the Agreement”	this Agreement and all schedules, annexures, attachments, addenda and variations or amendments thereof duly effected in terms of the provisions of this Agreement;

“Day”	any day other than a Saturday, Sunday or official public holiday in the Republic of South Africa;

“Master Budget Plan”

The approved programme and schedule forecast of activity completion and financial requirements for the successful completion of a feasibility study on the Toukhmanuk and Getik Deposit as per Appendix 1;

“GGCRL”	Global Gold Consolidated Resources Limited, more fully described in 1.1 above;

“Mego-Gold”	Mego-Gold LLC, more fully described in 1.2 above;

“Getik Mining”	Getik Mining Company LLC, more fully described in 1.3 above;

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“Viking”	Viking Investment Limited, more fully described in 1.4 above;

“Party” and “Parties”	GGCRL, Mego-Gold, Getik Mining, Viking and Creo Design;

“Creo”	Creo Design (Proprietary) Limited (Registration No. 2001/002736/07), more fully described in 1.2 above;

“the Signature Date”	the date of signature of the last of the Parties to sign this Agreement;

“the Site”	the geographical area(s) in respect of which the Mineral Rights are held;

“the Schedule”	all schedules, annexures, attachments, addenda and variations or amendments thereof duly effected in terms of the provisions of this Agreement;

“the Termination Date”	the date referred to in 8 below;

“the Work”

all the work done by Creo Design for GGCRL, Mego-Gold, and Getik Mining in terms of this Agreement in respect of mine planning and design, technical advice and recommendations, including geological, engineering and metallurgical work necessary for the successful completion of a bankable feasibility study to be performed on the Toukhmanuk and Getik Deposit.

2.2

If any provision in a definition is a substantive provision, conferring rights or imposing obligations on any party, effect shall be given thereto as if such provision were a substantive provision in the body of the Agreement, notwithstanding that such provision is only contained in the relevant definition.

2.3	Unless inconsistent with the context in which it is used in this Agreement, a word or an expression which denotes:

2.3.1	any gender includes the other genders;

2.3.2	a natural person includes a body corporate, form or association of persons and vice versa;

2.3.3	the singular includes the plural and vice versa.

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2.4	Derivatives of any word or expression and cognate words and expressions shall have corresponding meanings, unless inconsistent with the context in which they are used in this Agreement.

2.5	The headings to the paragraphs in this Agreement shall not be used in the interpretation thereof.

2.6

When any number of days is prescribed in this Agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a Saturday, Sunday or public holiday in the Republic of South Africa, in which case the last day shall be the next succeeding day which is not a Saturday, Sunday or public holiday in the Republic of South Africa.

2.7	Where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail.

2.8

The schedules and addenda to this Agreement form an integral part hereof and words and expressions defined in this Agreement shall bear, unless the context otherwise requires, the same meaning in such schedules.

2.9

All references to a statutory provision or enactment shall include references to any amendment, modification or re-enactment of any such provision or enactment (whether before or after the Signature Date), to any previous enactment which has been replaced or amended and to any regulation or order made under such provision or enactment.

3.	INTRODUCTION

3.1

GGCRL, Mego-Gold, Getik Mining, Viking, after consultation with Creo and with its approval, wishes to contract Creo to manage all technical work required for a feasibility study to be carried out for GGCRL, Mego-Gold, Getik Mining on the basis set out in this Agreement. GGCRL, Mego-Gold, Getik Mining, Viking is prepared to contract with Creo on such basis and this Agreement accordingly records the terms and the conditions of the Agreement between the Parties.

3.2

Viking will be responsible for the initial funding of the exploration and payment of Creo until such time that GGCRL, Mego-Gold; Getik Mining will take over the funding responsibility. GGCRL will embark on a public listing on the AIM in London to raise funding in order to develop the Toukhmanuk and Getik deposits. Viking will be reimbursed for the actual exploration cost by GGCRL on admission and availability of funds raised. To compensate Viking for prefunding GGCRL’s exploration work, Viking will charge a fee of 10% of funds spent to date.

4.	APPOINTMENT OF CREO AS CONT RACTOR

4.1

GGCRL, Mego-Gold, Getik Mining, Viking herewith appoints Creo as contractor to manage all technical work for GGCRL, Mego-Gold, Getik Mining, Viking in respect of the feasibility study to be performed on the Toukhmanuk and Getik deposits in the Republic of Armenia . Initially the appointment focuses on Getik but will later extend to Toukhmanuk with an additional schedule.

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4.2	CREO accepts its appointment in terms of 4.1 above as contractor to carry out the Work in respect of the Mineral Rights.

4.3	The appointment in terms of 4.1 above and the acceptance thereof in terms of 4.2 above are both subject to the terms and conditions of this Agreement.

5.	DURATION OF AGREEMENT

5.1	This Agreement shall commence on the Signature Date.

5.2	This Agreement shall continue in operation until terminated in terms of the provisions of 6 below.

6.	TERMINATION OF AGREEMENT

6.1.	This Agreement shall continue in operation for an indefinite period until-

6.1.1.	Save as set out herein, this Agreement is terminated-

6.1.1.1.	by mutual agreement between the Parties;

or

6.1.1.2.	on 30 (thirty) Days written notice of termination given by either Party to the other Party.

6.2.

Notwithstanding the provisions of 6.1.1 above, either Party may terminate this Agreement with immediate effect by written notice given to the other Party given upon or after the occurrence of any of the following events:

6.2.1.

The making of an order, passing of a resolution or the taking of any other step for the winding-up, dissolution, liquidation, judicial management, placement under curatorship, placement in the hands of a receiver or the deregistration of a Party, otherwise than for the purpose of the reorganisation or restructuring of the Party or its amalgamation with another corporate entity;

6.2.2.

The commission by a Party of an act of insolvency as defined in the Insolvency Act, No. 24 of 1936 (as amended or replaced from time to time) or, being a juristic person, a commission of an act that would be an act of insolvency if committed by a natural person;

6.2.3.	The cessation of business by a Party or the making or attempting by a Party to make a compromise with its creditors generally;

6.2.4.	The cancellation of this Agreement in terms of the provisions of 16 below.

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6.3.	Notwithstanding the provisions of 6.1 and 6.2 above-

6.3.1.

GGCRL, Mego-Gold, Getik Mining, Viking shall further be entitled to terminate this Agreement with immediate effect by written notice given to Creo, in the event of a change in the shareholding in Creo without the prior written consent thereto of GGCRL, Mego-Gold, Getik Mining, Viking.

6.3.2.	The Parties shall by mutual agreement be entitled to terminate this Agreement should they agree that it is not feasible to proceed with the Work.

7.	PAYMENT TO CREO

Creo shall be paid for the Work done by it for GGCRL, Mego-Gold, Getik Mining, Viking in terms of this Agreement (“the Work”) and Schedule I, on the basis set out in 9 below

8.	OBLIGATIONS OF GGCRL, MEGO-GOLD, GETIK MINING, VIKING

8.1

GGCRL, Mego-Gold, Getik Mining, Viking will provide the funding as per the approved Master Budget Plan (Appendix I) and provide the in-country infrastructure, transport and accommodation to allow Creo perform the Work in an efficient and effective manner.

8.2

GGCRL, Mego-Gold, Getik Mining, Viking shall, at is own cost, take all steps and do all things necessary to ensure that the Mineral Rights remain current and in force for the duration of this Agreement.

8.3

GGCRL, Mego-Gold, Getik Mining, Viking shall take all steps and do all things necessary to ensure that Creo has such access to the Site and to water and electricity on it as may be necessary to enable Creo to perform its obligations under this Agreement.

8.4

GGCRL, Mego-Gold, Getik Mining, Viking shall take all steps and do all things necessary to ensure that all legal requirements pertaining to prospecting and mining authorisations are timeously executed to enable Creo perform its obligations under this Agreement.

8.5

GGCRL, Mego-Gold, Getik Mining, Viking will arrange public liability insurance in respect of all activities connected with the performance of the Work. The insurance shall be for the benefit of both the Parties and shall cover all potential risks to which the Parties may be exposed to third parties, including any person employed on or having access to the Site.

9.	Payment to CREO

9.1

Creo shall on a monthly basis submit a tax invoice to the amount as set out in the Master Budget Plan - Schedule I, to account GGCRL, Mego-Gold, Getik Mining, Viking in respect of all costs incurred and/or funding made available by it in terms of Schedule 1, which accounting shall include the right of access by GGCRL, Mego-Gold, Getik Mining, Viking to all relevant records and books of account held by Creo in respect of such costs and/or funding.

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10.	obligations of CREO

10.1.

Creo will act as an independent contractor subject to any lawful instruction given to it by GGCRL, Mego-Gold, Getik Mining, Viking with regard to the performance of Creo’s obligations under this Agreement. Creo will accordingly have the obligation to ensure that-

10.1.1.	The Work is properly supervised and managed by duly qualified and competent personnel;

10.1.2.	All statutory and legal requirements in respect of personnel, equipment and the Work will be duly and fully complied with;

10.2.	Creo shall conduct the Work in such a manner that the surface of the Site will only be disrupted to the extent reasonably required for the proper execution of the Work.

10.3.

Creo shall execute the Work strictly in accordance with the terms and conditions applicable to the Mineral Rights and as may be imposed by any environmental management programme applicable from time to time to the Site.

10.4.	Creo shall further ensure that the surface of the Site is properly rehabilitated on conclusion of the Work and that such rehabilitation complies with-

10.4.1.	Any applicable statutory provisions;

and

10.4.2.	the provisions of any environmental management programme applicable from time to time to the Work and/or the Site.

10.5.	The cost of the performance by Creo of any of its obligations set out in this clause 10 shall be part of the cost of the Work and will be reimbursed to Creo in terms of Schedule 1.

11.	Management REPORTS

11.1	Creo undertakes to report in writing to GGCRL, Mego-Gold, Getik Mining, Viking on a monthly basis with regard to-

11.1.1.

Progress and variance reports relating to the execution of the Master Budget Plan and Critical Path Analysis with regard to the exploration drilling programme, metallurgical test work and the bulk sampling programme and the interpretation of the results thereof, as per Schedule I, conducted during the month to which the report relates;

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11.1.2.	Reconciliation of all expenditure taken place for the month reported on.

12.	GOOD FAITH

12.1	The Parties agree that they each-

12.1.1.	owe the other Party a duty of the utmost good faith:

12.1.2.	must do everything necessary to ensure the success of the Work and the continuation of a sound commercial and legal relationship between the Parties.

12.2

The Parties agree that subject to any other applicable contractual arrangements between them they must meet at least once a month (unless otherwise agreed to) during every period of 12 (twelve) consecutive calendar months during the term of this Agreement to discuss the Work and other matters relevant to this Agreement. The representatives of each Party at any such meeting shall be 2 (two) persons nominated by GGCRL, Mego-Gold, Getik Mining, Viking and 2 (two) persons nominated by Creo. A quorum shall be 2 (two) persons, one being a representative of GGCRL, Mego-Gold, Getik Mining, Viking and the other being a representative of Creo.

12.3	At any time, either Party may convene a meeting of the Parties by giving the other Party not less than 7 (seven) days notice in writing.

12.4	All meetings between the Parties in respect of this Agreement shall be held at such places as the Parties may agree from time to time.

13.	RIGHT TO SUB-CONTRACT

Creo shall have the right, at any time during the period this Agreement, to sub-contract the whole or any of its obligations under this Agreement, subject to the prior consent thereto of GGCRL, Mego-gold, Getik Mining and Viking which consent shall not be withheld unreasonably.

14.	ASSIGNMENT

Subject to 12 above, no Party shall be entitled to cede or assign any of its rights or obligations in terms of this Agreement without the prior written consent thereto of the other Party, which consent shall not be unreasonably withheld.

15.	CONFIDENTIALITY

The Parties shall treat as strictly confidential all information received or obtained as a result of entering into or performing this Agreement and which relates to:

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15.1.	the provisions of this Agreement;

15.2.	the negotiations relating to this Agreement;

15.3.	the subject matter of this Agreement; and/or

15.4.	the other Party.

15.5.	A party may disclose information which would otherwise be confidential if and to the extent that it is;

15.5.1.	required by law

15.5.2.

required by any securities exchange or regulatory or a government body to which either or both of the Parties are subject, wherever situated, whether or not the requirement for information has the force of law;

15.5.3.	required to vest the full benefit of this Agreement in either of the Parties;

15.5.4.	disclosed to the professional advisors, auditors and bankers of either of the Parties;

15.5.5.	information that has come into the public domain through no fault of that Party;

or

15.5.6.	the other Party has given prior written approval to the disclosure.

16.	breach

Should any Party (“the defaulting Part”) commit a breach of any of the provisions hereof, then the other Parties (“the aggrieved Party”) shall, if it so wishes to enforce its rights hereunder, be obliged to give the other Party 7 (seven) days written notice to remedy the breach. If the defaulting Party fails to comply with such notice, the aggrieved Party shall be entitled to cancel this Agreement against the defaulting Party or to claim immediate payment and/or performance by the defaulting Party of all of the defaulting Party’s obligations whether or not the due date for payment and/or performance shall have arrived, in either event without prejudice to the aggrieved Party’s rights to claim damages.

17.	domicilium

17.1.

The parties choose as their domicilia citandi et executandi for all purposes under this Agreement, whether in respect of court process, notices or other documents or communications of whatsoever nature (including the exercise of any option), the addresses contained in the relevant definitions in clause 1.

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17.2.	Any notice or communication required or permitted to be given in terms of this Agreement shall be valid and effective only if in writing but it shall be competent to give notice by fax.

17.3.

Any Party may by notice to any other Party change the physical address chosen as its domicilium citandi et executandi vis-à-vis that Party to another physical address where postal delivery occurs in South Africa or its postal address or its fax number, provided that the change shall become effective vis-à-vis that addressee on the 7th business day from the receipt of the notice by the addressee.

17.4.	Any notice to a Party –

17.4.1.

sent by prepaid registered post (by airmail if appropriate) in a correctly addressed envelope to it at an address chosen as its domicilium citandi et executandi to which post is delivered shall be deemed to have been received on the 7th business day after posting (unless the contrary is proved);

or

17.4.2.

delivered by hand to a responsible person during ordinary business hours at the physical address chosen as its domicilium citandi et executandi shall be deemed to have been received on the day of delivery

17.5.

Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a Party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

18.	JURISDICTION and governing law

18.1.	This Agreement and any matter arising therefrom shall be governed by and interpreted in accordance with the laws of South Africa.

18.2.

Subject to the provisions of clause 19 (Arbitration), the parties hereby consent and submit to the non-exclusive jurisdiction of the High Court of South Africa (Western Cape Division) in respect of any litigation arising hereunder.

19.	arbitration

19.1.	Save in respect of those provisions of the Agreement which provide for their own remedies which would be incompatible with arbitration, a dispute which arises in regard to –

19.1.1.	the interpretation of; or

19.1.2.	the carrying into effect of; or

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19.1.3.	any of the parties' rights and obligations arising from; or

19.1.4.	the termination or purported termination of or arising from the termination of; or

19.1.5.	the rectification or proposed rectification of

this Agreement, or out of or pursuant to this Agreement, (other than where an interdict is sought or urgent relief may be obtained from a court of competent jurisdiction) shall be submitted to and decided by arbitration.

19.2.	That arbitration shall be held –

19.2.1.	with only the parties and their representatives present thereat;

19.2.2.	at Cape Town.

It is the intention that the arbitration shall, where possible, be held and concluded in 21 (twenty one) working days after it has been demanded.  The parties shall use their best endeavours to procure the expeditious completion of the arbitration.

19.3.	Save as expressly provided in this Agreement to the contrary, the arbitration shall be subject to the arbitration legislation for the time being in force in the Republic of South Africa.

19.4.

The arbitrator shall an impartial admitted attorney whether practising or non-practising of not less than 10 years standing appointed by the parties or, failing agreement by the parties within 14 days after the arbitration has been demanded, at the request of either of the parties shall be nominated by the President for the time being of the Cape Law Society (or its successor body in the Western Cape), whereupon the parties shall forthwith appoint such person as the Arbitrator.  If that person fails or refuses to make the nomination, either Party may approach the High Court of South Africa to make such an appointment.  To the extent necessary, the court is expressly empowered to do so.

19.5.	The parties shall keep the evidence in the arbitration proceedings and any order made by any arbitrator confidential.

19.6.	The arbitrator shall be obliged to give his award in writing fully supported by reasons.

19.7.	The provisions of this clause are severable from the rest of this Agreement and shall remain in effect even if this Agreement is terminated for any reason.

19.8.	The arbitrator shall have the power to give default judgment if any Party fails to make submissions on due date and/or fails to appear at the arbitration.

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19.9.

The arbitrator, but acting as an expert and not as an arbitrator, may "make the contract" between the parties by completing any gaps in the contract or by determining any matter which has been or is left to be agreed upon by the parties and on which they have not reached agreement.  In such a case the arbitrator shall be entitled to reject any submissions made by the parties and to make his own independent decision.  His decision shall be final and binding on the parties.

19.10.	The arbitrator's award shall be final and binding on the parties to the dispute.

19.11.

The costs of any venue, arbitrator's remuneration, recording, transcription and other costs and expenses ancillary to the hearing shall be borne by the parties in equal shares and shall be recoverable, as costs in the cause under the provisions of any award.  The parties, together with the arbitrator will agree form time to time on the arbitrator's remuneration, which will be paid by the parties in equal shares, upon receipt of invoices therefor.

20.	SEVERABILITY

Each provision in this agreement is severable from all others, notwithstanding the manner in which they may be linked together grammatically or otherwise and if in terms of any judgement or order, any provision, phrase, sentence, paragraph or clause is found to be defective or unenforceable for any reason, the remaining provisions, phrases, sentences, paragraphs and clauses shall nevertheless continue to be full force. In particular and without limiting the generality of the foregoing, the Parties hereto acknowledge their intention to continue to be bound by this agreement notwithstanding that any provision may be found to be unenforceable or voidable, in which event the provision concerned shall be severed from the other provisions, each of which shall continue to be of full force.

21.	GENERAL

21.1.

Any provision in this Agreement which is or may become illegal, invalid or unenforceable in any jurisdiction affected by this Agreement shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be treated pro non scripto and severed from the balance of this Agreement, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

21.2.	Each Party shall bear its own costs incidental to the negotiation, drafting and settlement of this Agreement.

21.3.	This Agreement may be executed in several counterparts, each of which shall together constitute one and the same instrument.

21.4.	None of the parties shall be entitled to cede their rights or assign their rights and obligations hereunder to any third party without the prior consent of all of the other parties.

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21.5.

No part of this Agreement shall constitute a stipulatio alteri in favour of any person who is not a Party to the Agreement unless the provision in question expressly provides that it does constitute a stipulatio alteri.

THUS DONE and signed at ____________this ___ day of __________ 2013

AS WITNESSES:

1.

2.
for and on behalf of Global Gold Consolidated Resources Limited, who warrants that he is duly authorised thereto

THUS DONE and signed at ____________this ___ day of __________ 2013

AS WITNESSES:

1.

2.
for and on behalf of Mego-Gold LLC, who warrants that he is duly authorised thereto

THUS DONE and signed at ____________this ___ day of __________ 2013

AS WITNESSES:

1.

2.
for and on behalf of Getik Mining Company LLC, who warrants that he is duly authorised thereto

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THUS DONE and signed at ____________this ___ day of __________ 2013

AS WITNESSES:

1.

2.
for and on behalf of Viking Investment Limited, who warrants that he is duly authorised thereto

THUS DONE and signed at ____________this ___ day of __________ 2013

AS WITNESSES:

3.

4.
for and on behalf of Creo Design (Pty) Ltd, who warrants that he is duly authorised thereto

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SCHEDULE I:

SCHEDULE OF SERVICES RENDERED BY CREO

1.            Services rendered by CREO to perform the Work as laid out in the Master Budget Plan:

1.1          Technical input involving geological functions as part of a exploration program and in strict compliance with JORC, including purchase of equipment and liaising with equipment manufacturers, laboratories and consultants.

1.2          Supervision functions will include the observance of the Health and Safety aspects, site visits and monitoring of the contractors on site.

1.3          General administrative work relating to the involvement of Creo, GGCRL, Mego-gold, Getik Mining and Viking in the exploration activities.

1.4

Costing: as per Master Budget Plan (Appendix I). A detail budget within the framework of Appendix I will follow after the first site visit at Getik.  The first month’s payment of $ 81,800 is payable on signature.  Thereafter an invoice will be issued to Vicking/GGCRL on the 20th of every month for payment within 5 days.

2.             Disbursements

Charged as a percentage of professional fees as laid out in the Master Budget Plan within the framework presented below.  In-country infrastructure, transport accommodation and subsistence to be provided by GGCRL, Mego-gold, Getik Mining and Viking.

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Appendix I

MASTER BUDGET PLAN

Getik Exploration budget and schedule

	June	July	August	Sept	Oct	Nov	US$
Drilling [1]			181,500	181,500			363,000
Logging				23,585	23,585	23,585	70,755
Core sampling				11,500	11,500	11,500	34,500
Mapping, rock chip sampling [2]		22,000	22,000				44,000
Geophysics [3]		110,000					110,000
Geological mapping	16,000	16,000					32,000
Topographical mapping	65,800						65,800
Database and modelling		6,500	6,500	6,500	6,500	6,500	32,500
Bore hole survey			8,250			8,250	16,500
Totals	81,800	154,500	218,250	223,085	41,585	49,835	769,055

Notes:
1. Drilling will be done by an Armenian drilling company – cost provided
2. Assay work to be outsourced to an independent laboratory (cost to be confirmed)
3. The geophysical survey will be done by a 3rd party supplier if available and if this survey is deemed necessary

All costs are in-country cost estimates and excludes travel, accommodation and subsistence

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